EXHIBIT 99.1
SUBSCRIPTION FOR COMMON STOCK
EVERGREENBANCORP, INC.
     EVERGREENBANCORP, INC. (the “Company”) is offering for sale 666,667 shares of its common stock (“Common Stock”), at a subscription price of $15.00 per share.
     The undersigned, having received and read the Prospectus of the Company, dated                     , 2006, hereby offers to purchase the number of shares of the Common Stock of the Company set forth below at a subscription price of $15.00 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to EVERGREENBANCORP, INC.

Shares subscribed for
(New Shareholders — Minimum 1000 Shares)

Aggregate purchase price (enclosed)	$
     SUBSCRIPTIONS MUST BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON                     , 2006, UNLESS THE OFFERING IS TERMINATED EARLIER OR EXTENDED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.
     Shares purchased by the undersigned shall be registered as listed below. (If shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares
(at $15.00 per share)

     IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning the original copy by mail or delivery to:
EVERGREENBANCORP, INC.
301 Eastlake Avenue East
Seattle, WA 98109-5407
Date:                                         , 2006

	(Signature)		(Signature) (If shares to be issued in more than one name)

	Name (Please print or type)		Name (Please print or type)

	Street Address		Street Address
	*		*

City and State	ZIP	City and State	ZIP

	Telephone:		Telephone:

	Social Security No.:		Social Security No.:

	or Taxpayer I.D. No.		or Taxpayer I.D. No.

*	If you are a legal resident of a state other than the state indicated, please specify your state of legal residency here: .
IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.